UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BFC Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April   , 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on May 19, 2009 at 10:30 a.m., local time, at the BankAtlantic Support Center, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2009

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at the BankAtlantic Support Center, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 on May 19, 2009 commencing at 10:30 a.m., local time, for the following purposes:

1. To elect one director to the Company’s Board of Directors to serve until the Annual Meeting in 2012.

2. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Class A Common Stock from 70,000,000 shares to 100,000,000 shares.

3. To approve an amendment to the Company’s 2005 Stock Incentive Plan.

4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only shareholders of record at the close of business on April 2, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April   , 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
CORPORATE GOVERNANCE
PROPOSALS AT THE ANNUAL MEETING
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END -- 2008
PENSION BENEFITS -- 2008
DIRECTOR COMPENSATION TABLE -- 2008
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2009
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company” or “BFC”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the BankAtlantic Support Center, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 on May 19, 2009 at 10:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 29, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon, among other matters which may properly be brought before the Annual Meeting, the election of one director to the Company’s Board of Directors, the amendment to the Company’s Amended and Restated Articles of Incorporation and the amendment to the Company’s 2005 Stock Incentive Plan. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on April 2, 2009 (the “Record Date”) may vote at the Annual Meeting.

On the Record Date, 38,254,389 shares of Class A Stock and 6,875,104 shares of Class B Stock were outstanding and, thus, are eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and holders of Class B Stock will vote as one class on each of the matters to be voted upon at the Annual Meeting. Holders of Class A Stock are entitled to one vote per share on each matter presented at the Annual Meeting, with all holders of Class A Stock having in the aggregate 22.0% of the general voting power. The number of votes represented by each share of Class B Stock, which represents in the aggregate 78.0% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At the Annual Meeting, each outstanding share of Class B Stock will be entitled to 19.7276 votes on each matter presented at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Class A Stock and Class B Stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the director election, you may vote for the director nominee, or your vote may be withheld with respect to the director nominee. The proposal related to the director election is described in this Proxy Statement beginning on page 6.

In addition, you may vote for or against, or you may abstain from voting on, each of the proposal to approve the amendment to the Company’s Amended and Restated Articles of Incorporation and the proposal to approve the amendment to the Company’s 2005 Stock Incentive Plan. The proposal related to the amendment to the Company’s Amended and Restated Articles of Incorporation is described in this Proxy Statement beginning on page 19. The proposal related to the amendment to the Company’s 2005 Stock Incentive Plan is described in this Proxy Statement beginning on page 20.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR the director nominee, FOR the amendment to the Company’s Amended and Restated Articles of Incorporation and FOR the amendment to the Company’s 2005 Stock Incentive Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, the Company will vote them FOR the director nominee, FOR the amendment to the Company’s Amended and Restated Articles of Incorporation and FOR the amendment to the Company’s 2005 Stock Incentive Plan . Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual

Meeting and vote in person; however. attendance at the Annual Meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the director election, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the director nominee to be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of the director nominee will not be voted with respect to the director election proposal, although it will be counted for purposes of determining whether or not a quorum exists.

With respect to the amendment to the Company’s Amended and Restated Articles of Incorporation, the Company must receive the affirmative vote of the holders of a majority of the votes entitled to be cast on the proposal by holders of Class A Stock and Class B Stock voting together as one class. The same voting requirement applies to the amendment to the Company’s 2005 Stock Incentive Plan. Abstentions will effectively count as votes against the amendment to the Company’s Amended and Restated Articles of Incorporation and against the amendment to the Company’s 2005 Stock Incentive Plan.

If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

If you hold your shares in “street name” through a broker or other nominee, whether your broker may vote your shares in its discretion depends on the proposals before the Annual Meeting. Your broker may vote your shares in its discretion on “routine matters” such as the election of directors and the amendment to the Company’s Amended and Restated Articles of Incorporation if no voting instructions with respect to such proposals are furnished. However, your broker will not have discretion to vote your shares with respect to the amendment to the Company’s 2005 Stock Incentive Plan if you do not provide voting instructions with respect to such proposal to your broker. This is called a “broker non-vote.” Broker non-votes, which are not considered as votes in favor of or against a proposal, also include votes with respect to which your broker elects not to exercise its discretionary voting authority. Broker non-votes will have no effect on the election of directors, but will effectively count as votes against the amendment to the Company’s Amended and Restated Articles of Incorporation and against the amendment to the Company’s 2005 Stock Incentive Plan.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board of Directors undertook a review of each director’s independence on March 9, 2009. In making its independence determinations, the Board of Directors adopted the definition of “independence” set forth in the listing standards of NYSE Arca, Inc. (“NYSE Arca”) and considered, among other things, transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As permitted by the NYSE Arca listing standards, the Board determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business; (ii) serving on third party boards of directors with other members of the Board; (iii) payments or charitable gifts by the Company to entities of which a director is an executive officer or employee where such payments or charitable gifts do not exceed the greater of $200,000 or 5% of the entity’s consolidated gross revenues; and (iv) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board has affirmatively determined that D. Keith Cobb, Oscar Holzmann and Neil Sterling, who together comprise a majority of the Board of Directors, are “independent” directors within the meaning of the NYSE Arca listing standards and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to any shareholder.

The Board met eleven times during 2008. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served, and five of the six then-serving members of the Board of Directors attended the Company’s 2008 annual meeting of shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

During 2008, the Audit Committee consisted of Oscar Holzmann, Chairman, D. Keith Cobb, Earl Pertnoy and Neil Sterling. During January 2009, Earl Pertnoy, who served as a member of the Board of Directors of the Company or its predecessors since 1978, passed away. As a result, the Audit Committee currently consists of Oscar Holzmann, Chairman, D. Keith Cobb and Neil Sterling. The Board has determined that all of the members of the Audit Committee are “financially literate” and “independent” within the meaning of the NYSE Arca listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. Mr. Holzmann, the Chairman of this Committee, and D. Keith Cobb are both qualified as “audit committee financial experts” within the meaning of SEC regulations. The Audit Committee met seven times during 2008 and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 26.

The Compensation Committee

During 2008, the Compensation Committee consisted of Earl Pertnoy, Chairman, D. Keith Cobb, Oscar Holzmann and Neil Sterling. As a result of Mr. Pertnoy’s death during January 2009, the Compensation Committee currently consists of Neil Sterling, who was appointed Chairman of the Committee during March 2009,
D. Keith Cobb and Oscar Holzmann. All of the members of the Compensation Committee are “independent” within the meaning of the NYSE Arca listing standards. In addition, each member of the Compensation Committee is a

“Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met six times during 2008. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It determines the compensation of the Chief Executive Officer and, after reviewing the compensation recommendations of the Chief Executive Officer, determines the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans.

The Nominating/Corporate Governance Committee

During 2008, the Nominating/Corporate Governance Committee consisted of Neil Sterling, Chairman, D. Keith Cobb, Oscar Holzmann and Earl Pertnoy. As a result of Mr. Pertnoy’s death during January 2009, the Nominating/Corporate Governance Committee currently consists of Neil Sterling, Chairman, D. Keith Cobb and Oscar Holzmann. All of the members of the Nominating/Corporate Governance Committee are considered to be “independent” within the meaning of the NYSE Arca listing standards. The Nominating/Corporate Governance Committee met two times during 2008. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of the committees of the Board of Directors and overseeing the management continuity and succession planning process.

Generally, the Nominating/Corporate Governance Committee will identify director candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. In assessing potential new directors, the Nominating/Corporate Governance Committee seeks individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During 2008, the Nominating/Corporate Governance Committee did not recommend a newly identified candidate for election to the Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the Company’s 2010 annual meeting of shareholders, the Company must receive this notice between January 19 and February 18, 2010.

Executive Sessions of Non-Management and Independent Directors

The Company’s non-management directors, all of whom are considered to be “independent” within the meaning of the NYSE Arca listing standards, met two times in executive session of the Board in which management directors and other members of management did not participate. Earl Pertnoy was the presiding director for these sessions. The non-management directors have scheduled regular meetings in April and September of each year and may schedule additional meetings without management present as they determine to be necessary. As a result of Mr. Pertnoy’s death during January 2009, Neil Sterling has been selected to be the presiding director for future executive sessions of non-management directors.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at BFC Financial Corporation, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website at www.bfcfinancial.com. There were no such waivers from the Code of Business Conduct and Ethics during 2008. During April 2008, the Company made ministerial amendments to the Code of Business Conduct and Ethics, and the amended Code of Business Conduct and Ethics is posted on the Company’s website at www.bfcfinancial.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2008, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS AT THE ANNUAL MEETING

1)	PROPOSAL FOR ELECTION OF DIRECTOR

During 2008, the Board of Directors consisted of six directors. As described above, during January 2009, Earl Pertnoy, who served as a director of the Company or its predecessors since 1978, passed away. As a result, the Board of Directors currently consists of five directors. The directors are divided into three classes, each of which has a three-year term, expiring in annual succession. The Company’s Bylaws provide that the Board of Directors shall consist of no less than three nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board.

One director, D. Keith Cobb, will be elected at the Annual Meeting for the term expiring in 2012. Mr. Cobb was recommended for re-election by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If Mr. Cobb should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, neither Mr. Cobb nor any of the directors continuing in office listed below have had any change in principal occupation or employment during the past five years.

The Director Standing For Election is:

TERM ENDING IN 2012:

D. KEITH COBB	Director since 2004

D. Keith Cobb, age 68, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing certified public accountant at KPMG LLP, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the Boards of Directors of BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”), Alliance Data Systems Corporation and several private companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF D. KEITH COBB TO THE BOARD OF DIRECTORS.

The Directors Continuing In Office Are:

TERMS ENDING IN 2010:

ALAN B. LEVAN	Director since 1978

Alan B. Levan, age 64, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been Chairman of the Board, President and Chief Executive Officer of the Company or its predecessors. He has been Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp since 1994 and Chairman of the Board of BankAtlantic, BankAtlantic Bancorp’s federal savings bank subsidiary, since 1987. He has been Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation (“Woodbridge”) since 1985 and Chairman of Bluegreen Corporation (“Bluegreen”) since 2002.

NEIL STERLING	Director since 2003

Neil Sterling, age 57, has been the principal of The Sterling Resources Group, Inc., a business development-consulting firm in Fort Lauderdale, Florida, since 1998.

TERMS ENDING IN 2011:

JOHN E. ABDO	Director since 1988

John E. Abdo, age 65, has been a director of the Company since 1988 and Vice Chairman of the Board of the Company since 1993. He has been Vice Chairman of BankAtlantic since April 1987 and Chairman of the Executive Committee of BankAtlantic since October 1985. He has been a director and Vice Chairman of the Board of BankAtlantic Bancorp since 1994 and Vice Chairman of the Board of Woodbridge since April 2001. He is also Vice Chairman of the of the Board of Directors of Benihana, Inc. (“Benihana”), a publicly held company which operates Asian-themed restaurant chains, and has been a director and Vice Chairman of Bluegreen since 2002. He is also a member of the Board of Directors of the Broward Performing Arts Center Authority (PACA), and he is the former President and a current member of the Board of Directors of the Broward Performing Arts Foundation.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 66, has been an Associate Professor of Accounting at the University of Miami since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974.

Identification of Executive Officers

The following individuals are executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board, Chief Executive Officer, President and Director
John E. Abdo	Vice Chairman of the Board and Director
John K. Grelle	Executive Vice President and Chief Financial Officer
Maria R. Scheker	Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company:

John K. Grelle, age 65, joined the Company as acting Chief Financial Officer on January 11, 2008 and was appointed Executive Vice President and Chief Financial Officer of the Company on May 20, 2008. Mr. Grelle was also appointed Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge on May 20, 2008. Mr. Grelle previously served as a Partner of Tatum, LLC, an executive services firm. From 2003 through October 2007, when Mr. Grelle joined Tatum, LLC, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm. From 1996 through 2003, Mr. Grelle served as Senior Vice President and Chief Financial Officer of ULLICO Inc. and, from 1993 through 1995, he served as Managing Director of DCG Consulting. Mr. Grelle has also been employed in various other executive and financial positions throughout his career, including Chairman and Chief Executive Officer of Old American Insurance Company, Controller of the financial services division of American Can Company (later known as Primerica), Chairman, President and Chief Executive Officer of National Benefit Life, a subsidiary of Primerica, President of Bell National Life, Senior Vice President and Chief Financial Officer of American Health and Life, Controller of Sun Life America and Director of Strategic Planning and Budgeting for ITT Hamilton Life. Mr. Grelle is a former member of the Board of Directors of the N.Y. Council of Life Insurers.

Maria R. Scheker, age 51, was appointed Chief Accounting Officer of the Company in April 2007. Ms. Scheker joined the Company in 1985 and has held various positions with the Company during this time, including Assistant Controller from 1993 through 2003. Ms. Scheker was appointed Controller of the Company in 2003 and Senior Vice President of the Company in March 2006. Ms. Scheker has been a certified public accountant in the State of Florida since 2003.

Certain Relationships and Related Transactions

BFC may be deemed to be the controlling shareholder of BankAtlantic Bancorp and Woodbridge by virtue of its ownership of shares representing 59% of the total voting power of each such company. BFC also has a direct non-controlling interest in Benihana and, through Woodbridge, an approximately 29% indirect ownership interest in Bluegreen. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, BFC’s Chairman of the Board, Chief Executive Officer and President and BFC’s Vice Chairman, respectively, who collectively may be deemed to beneficially own shares of BFC’s Class A Stock and Class B Stock representing 73.8% of BFC’s total voting power. See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Messrs. Levan and Abdo. Messrs. Levan and Abdo are each executive officers and directors of BankAtlantic Bancorp and Woodbridge and directors of Bluegreen. Mr. Abdo is also a director of Benihana.

The following table presents BFC, BankAtlantic Bancorp, Woodbridge and Bluegreen related party transactions incurred at, and for the years ended, December 31, 2008 and 2007.

			At and For the Year Ended December 31, 2008
				BankAtlantic
			BFC	Bancorp	Woodbridge	Bluegreen
			(In thousands)

Shared service receivable (payable)	(a	)	$398	(175)	(115)	(108)
Shared service income (expense)	(a	)	$3,157	(1,593)	(1,135)	(429)
Facilities cost	(a	)	$(245)	271	(101)	75
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$8	(80)	72	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$263	(4,696)	4,433	—

			At and For the Year Ended December 31, 2007
				BankAtlantic
			BFC	Bancorp	Woodbridge	Bluegreen
			(In thousands)

Shared service receivable (payable)	(a	)	$312	(89)	(119)	(104)
Shared service income (expense)	(a	)	$2,855	(1,406)	(1,006)	(443)
Facilities cost	(a	)	$(272)	220	—	52
Interest income (expense) from cash balance/securities sold under agreements to repurchase	(b	)	$38	(185)	147	—
Cash and cash equivalents and (securities sold under agreements to repurchase)	(b	)	$1,217	(7,335)	6,118	—

(a)	Pursuant to the terms of shared service agreements between BFC, BankAtlantic Bancorp and Woodbridge, subsidiaries of BFC provide shared service operations in the areas of human resources, risk management, investor relations, executive office administration and other services to BankAtlantic Bancorp and Woodbridge. Additionally, BFC provides certain risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the usage of the respective services. Also, as part of the shared service arrangement, BFC pays BankAtlantic Bancorp and Bluegreen for office facilities costs relating to BFC and its shared service operations.

In May 2008, BFC and BFC Shared Service Corporation (“BFC Shared Service”), a wholly-owned subsidiary of BFC, entered into office lease agreements with BankAtlantic under which BFC and BFC Shared Service agreed to pay BankAtlantic an annual rent of approximately $294,000 for office space in BankAtlantic’s corporate headquarters. In May 2008, BFC also entered into an office sub-lease agreement with Woodbridge for office space in BankAtlantic’s corporate headquarters pursuant to which Woodbridge agreed to pay BFC an annual rent of approximately $152,000.

(b)	BFC and Woodbridge entered into securities sold under agreements to repurchase transactions with BankAtlantic in the aggregate of approximately $4.7 million and $7.3 million at December 31, 2008 and 2007, respectively. Interest recognized in connection with these transactions was approximately $80,000 and $185,000 for the years ended December 31, 2008 and 2007, respectively. These transactions have similar terms as BankAtlantic’s agreements with unaffiliated parties. Additionally, at December 31, 2008, BankAtlantic facilitated the placement of $49.9 million of certificates of deposits insured by the Federal Deposit Insurance Corporation (the “FDIC”) with other insured depository institutions on Woodbridge’s behalf through the Certificate of Deposit Account Registry Service (“CDARS”) program. The CDARS program facilitates the placement of funds into certificates of deposits issued by other financial institutions in increments of less than the standard FDIC insurance maximum to insure that both principal and interest are eligible for full FDIC insurance coverage.

In March 2008, BankAtlantic entered into an agreement with Woodbridge to provide information technology support to Woodbridge at a cost of $10,000 per month and a one-time set-up charge of $17,000. During the year ended December 31, 2008, Woodbridge paid BankAtlantic the one-time set up charge of $17,000 and hosting fees of approximately $73,000, as well as fees of approximately $23,000 for other information technology services provided by BankAtlantic.

BankAtlantic Bancorp in prior periods issued options to acquire shares of BankAtlantic Bancorp’s Class A Common Stock to employees of Woodbridge prior to the spin-off of Woodbridge by BankAtlantic Bancorp. Additionally, employees of BankAtlantic Bancorp have transferred to affiliate companies and BankAtlantic Bancorp has elected, in accordance with the terms of BankAtlantic Bancorp’s stock option plans, not to cancel the stock options held by those former employees. BankAtlantic Bancorp accounts for these options to former employees as employee stock options because these individuals were employees of BankAtlantic Bancorp on the grant date. During the year ended December 31, 2007, former employees exercised 2,613 options to acquire BankAtlantic Bancorp’s Class A Common Stock at a weighted average exercise price of $42.80. There were no options exercised by former employees during the year ended December 31, 2008.

BankAtlantic Bancorp’s options outstanding to former employees consisted of the following as of December 31, 2007:

	BankAtlantic
	Bancorp’s	Weighted
	Class A	Average
	Common	Exercise
	Stock	Price

Options outstanding	53,789	$49.50
Options non-vested	30,917	$61.60

BankAtlantic Bancorp’s options outstanding to former employees consisted of the following as of December 31, 2008:

	BankAtlantic
	Bancorp’s	Weighted
	Class A	Average
	Common	Exercise
	Stock	Price

Options outstanding	53,789	$48.46
Options non-vested	13,610	$92.85

During the year ended December 31, 2007, BankAtlantic Bancorp issued to BFC employees that performed services for BankAtlantic Bancorp options to acquire 9,800 shares of BankAtlantic Bancorp’s Class A Common Stock at an exercise price of $46.90. These options vest in five years and expire ten years from the grant date. BankAtlantic Bancorp recorded $26,000 and $13,000 of service provider expense for the years ended December 31, 2008 and 2007, respectively.

BFC and its subsidiaries, including BankAtlantic Bancorp, utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”). Bruno DiGiulian, a director of BankAtlantic Bancorp, was of counsel at Ruden, McClosky prior to his retirement in 2006. Fees aggregating $75,000 and $274,000 were paid by BankAtlantic Bancorp to Ruden, McClosky during the years ended December 31, 2008 and 2007, respectively.

Levitt and Sons, LLC, a former wholly-owned subsidiary of Woodbridge (“Levitt and Sons”), utilized the services of Conrad & Scherer, P.A., a law firm in which William R. Scherer, a member of Woodbridge’s Board of Directors, is a member, and paid fees aggregating $22,000 to this firm during the year ended December 31, 2007.

On November 19, 2007, BFC’s shareholders approved the merger of I.R.E Realty Advisory Group, Inc. (“I.R.E. RAG”), a 45.5% subsidiary of BFC, with and into BFC. The sole assets of I.R.E. RAG were 4,764,285 shares of BFC’s Class A Stock and 500,000 shares of BFC’s Class B Stock. In connection with the merger, the shareholders of I.R.E. RAG, other than BFC, received an aggregate of approximately 2,601,300 shares of BFC’s Class A Stock and 273,000 shares of BFC’s Class B Stock, representing their respective pro rata beneficial ownership interests in the shares of BFC’s Class A Stock and Class B Stock owned by I.R.E. RAG, and the 4,764,285 shares of BFC’s Class A Stock and 500,000 shares of BFC’s Class B Stock that were owned by I.R.E. RAG were canceled. The shareholders of I.R.E. RAG, other than BFC, were Levan Enterprises, Ltd. and I.R.E. Properties, Inc., each of which is an affiliate of Alan B. Levan, Chief Executive Officer, President and Chairman of the Board of Directors of BFC. The transaction was consummated on November 30, 2007.

Certain of BFC’s affiliates, including its executive officers, have independently made investments with their own funds in a limited partnership that BFC sponsored in 2001.

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2008 and 2007, the Company, BankAtlantic Bancorp, BankAtlantic and Woodbridge paid to or accrued on behalf of Alan B. Levan, the Company’s Chief Executive Officer during the fiscal year ended December 31, 2008, and John E. Abdo and John K. Grelle, who, other than Mr. Levan, were the Company’s two most highly compensated executive officers during the fiscal year ended December 31, 2008. Messrs. Levan, Abdo and Grelle are sometimes hereinafter collectively referred to as the “Named Executive Officers.”

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal					Option	Incentive Plan	Compensation	All Other
Position	Source(1)	Year	Salary($)	Bonus($)(2)	Awards($)(3)	Compensation($)(4)	Earnings($)(5)	Compensation($)(6)	Total($)

Alan B. Levan,	BFC	2008	677,375	—	279,125	267,956	—	227,863	1,452,319
Chairman of the	BBX	2008	541,828	—	297,721	283,055	20,934	21,771	1,165,309
Board, President	WDGH	2008	151,218	500,000	401,449	—	—	1,500	1,054,167

and Chief			1,370,421	500,000	978,295	551,011	20,934	251,134	3,671,795

Executive Officer(7)
	BFC	2007	676,345	—	312,352	809,278	—	216,468	2,014,443
	BBX	2007	590,480	—	351,664	21,793	53,905	21,000	1,038,842
	WDGH	2007	400,400	6,708	372,409	—	—	1,500	781,017

			1,667,225	6,708	1,036,425	831,071	53,905	238,968	3,834,302

John E. Abdo,	BFC	2008	660,739	—	279,125	223,219	—	—	1,163,083
Vice Chairman	BBX	2008	509,274	—	198,480	281,785	12,147	9,240	1,010,926
of the Board(7)	WDGH	2008	151,218	500,000	534,538	—	—	307,740	1,493,496

			1,321,231	500,000	1,012,143	505,004	12,147	316,980	3,667,505

	BFC	2007	590,480	—	312,352	594,880	—	—	1,497,712
	BBX	2007	415,140	—	234,443	15,240	25,849	21,675	712,347
	WDGH	2007	487,988	8,175	505,193	—	—	303,181	1,304,537

			1,493,608	8,175	1,051,988	610,120	25,849	324,856	3,514,596

John K. Grelle,	BFC	2008	198,685	79,520	—	—	—	6,519	284,724
Executive	BBX	2008	—	—	—	—	—	—	—
Vice President and	WDGH	2008	145,191	54,880	—	—	—	—	200,071
Chief Financial

Officer(8)			343,876	134,400	—	—	—	6,519	484,795

(1)	Amounts identified as BFC represent amounts paid or accrued by the Company, amounts identified as BBX represent amounts paid or accrued by BankAtlantic Bancorp and BankAtlantic and amounts identified as WDGH represent amounts paid or accrued by Woodbridge.

(2)	Amounts for 2008 represent discretionary cash bonuses paid to or accrued on behalf of each Named Executive Officer by Woodbridge (and, for Mr. Grelle, by the Company) based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured from financial results.

(3)	All options are to purchase shares of the respective company’s Class A Common Stock. The amounts for 2008 represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to the 2008 fiscal year. Assumptions used in the calculation of these amounts are included in footnote 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. There were no forfeitures during 2008. None of the Company, BankAtlantic Bancorp or Woodbridge granted any options to the Named Executive Officers during 2008.

(4)	Amounts for 2008 represent, with respect to the Company, cash bonuses granted to each of Messrs. Levan and Abdo under the formula-based component of the Company’s 2008 annual incentive program based on the achievement of pre-established, objective individual and company-wide annual financial performance goals. In addition, the 2008 amounts relating to BankAtlantic Bancorp represent (i) cash bonuses paid to each of Messrs. Levan and Abdo under the formula-based component of BankAtlantic Bancorp’s 2008 annual incentive program as a result of the achievement during the first three quarters of 2008 of the quarterly financial performance objectives of such program related to BankAtlantic Bancorp’s core non-interest expense reductions and (ii) cash bonuses of $4,462 and $3,192 earned by Messrs. Levan and Abdo, respectively, under the BankAtlantic Profit Sharing Stretch Plan with respect to the fourth quarter of 2007, but paid to Messrs. Levan and Abdo during the first quarter of 2008.

(5)	Represents the increase in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “BankAtlantic Retirement Plan”). Additional information regarding the BankAtlantic Retirement Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2008” below.

(6)	Items included under “All Other Compensation” for 2008 for each of the Named Executive Officers are set forth in the table below:

	Levan	Abdo	Grelle

BFC
Perquisites and other benefits	$74,258	$—	$—
Amount paid for life and disability insurance premiums	135,567	—	—
Amount paid for automobile expenses	18,038	—	6,519

Total	$227,863	$—	$6,519

BBX
Perquisites and other benefits	$303	$—	$—
Insurance premiums	12,228	—	—
Contributions to the retirement and 401(k) plans	9,200	9,200	—
Dividends on restricted stock, REIT shares	40	40	—

Total	$21,771	$9,240	$—

WDGH
Insurance premiums	$1,500	$1,500	$—
Management fees paid to Abdo Companies, Inc.	—	306,240	—

Total	$1,500	$307,740	$—

The value of perquisites and other benefits included in the rows entitled “Perquisites and other benefits” in the table above is calculated based on their incremental cost to the respective company, which is determined based on the actual cost of providing these perquisites and other benefits. All perquisites and other benefits received in 2008 by Mr. Levan from the Company related to his personal use of the Company’s tickets to entertainment and sporting events.

Amounts included in the row entitled “Insurance premiums” under “BBX” in the table above were paid in connection with BankAtlantic’s Split-Dollar Life Insurance Plan (the “BankAtlantic Split-Dollar Plan”). Additional information regarding the BankAtlantic Split-Dollar Plan is set forth in the narrative accompanying the “Pension Benefits — 2008” table below.

Mr. Abdo is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

During 2008, each of Messrs. Levan and Abdo received $1,500 as reimbursement for insurance premiums for waiving participation in Woodbridge’s medical, dental and vision plans. These amounts are included in the row entitled “Insurance premiums” under “WDGH” in the table above.

(7)	During 2008, each of Messrs. Levan and Abdo also received options to acquire 50,000 shares of Bluegreen’s common stock at an exercise price of $9.31 per share, which options are scheduled to vest on May 21, 2013 and expire on May 21, 2018. Each of Messrs. Levan and Abdo were also granted during 2008 71,000 shares of restricted common stock of Bluegreen and options to purchase an additional 71,000 shares of Bluegreen’s common stock at an exercise price of $7.50 per share. These additional options and restricted shares are scheduled to vest on May 21, 2013 (and the options are scheduled to expire on May 21, 2015); however, in the event of a change-in-control of Bluegreen at a price of at least $12.50 per share of common stock, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the timing of the change-in-control and the actual price for a share of Bluegreen’s common stock in the transaction which results in the change-in-control. The aggregate grant date fair value of the options granted by Bluegreen to each of Messrs. Levan and Abdo during 2008 computed in accordance with FAS 123(R) was $370,700. The grant date fair value of the restricted stock awards granted by Bluegreen to each of Messrs. Levan and Abdo during 2008 computed in accordance with FAS 123(R) was $495,580.

(8)	Mr. Grelle joined the Company as acting Chief Financial Officer on January 11, 2008 and was appointed Executive Vice President and Chief Financial Officer of the Company on May 20, 2008. Mr. Grelle was also appointed Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge on May 20, 2008. Because Mr. Grelle was not a Named Executive Officer of the Company for 2007, no compensation information with respect to Mr. Grelle is provided for 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2008

The following table sets forth certain information regarding equity-based awards of the Company held as of December 31, 2008 by the Named Executive Officers (other than Mr. Grelle, who does not currently hold, and as of December 31, 2008 did not hold, any equity-based awards of the Company).

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option	Option
	Options		Options		Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options	Price	Date

Alan B. Levan	210,579	(1)(3)	—		N/A	$1.84	2/7/2013
	—		93,750	(1)(4)		8.40	7/28/2014
	—		75,000	(2)(5)		8.92	7/11/2015
	—		75,000	(2)(6)		6.36	6/5/2016
	—		75,000	(2)(7)		4.44	6/4/2017

John E. Abdo	210,579	(1)(3)	—		N/A	1.84	2/7/2013
	—		93,750	(1)(4)		8.40	7/28/2014
	—		75,000	(2)(5)		8.92	7/11/2015
	—		75,000	(2)(6)		6.36	6/5/2016
	—		75,000	(2)(7)		4.44	6/4/2017

(1)	Represents options to purchase shares of the Company’s Class B Stock.

(2)	Represents options to purchase shares of the Company’s Class A Stock.

(3)	Vested on February 7, 2008.

(4)	Vests on July 28, 2009.

(5)	Vests on July 11, 2010.

(6)	Vests on June 5, 2011.

(7)	Vests on June 4, 2012.

The following table sets forth certain information regarding equity-based awards of BankAtlantic Bancorp held by Messrs. Levan and Abdo as of December 31, 2008. Mr. Grelle does not currently hold, and as of December 31, 2008 did not hold, any equity-based awards of BankAtlantic Bancorp.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options(1)	Options(1)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options	Price	Date

Alan B. Levan	15,676 (2)			N/A	$42.79	3/4/2012
	15,676 (3)				$37.05	3/31/2013
		12,000	(4)		$91.00	7/5/2014
		12,000	(5)		$95.10	7/11/2015
		12,000	(6)		$74.05	7/10/2016
		12,000	(7)		$46.90	6/4/2017

John E. Abdo	10,451 (2)				$42.79	3/4/2012
	10,451 (3)				$37.05	3/31/2013
		8,000	(4)		$91.00	7/5/2014
		8,000	(5)		$95.10	7/11/2015
		8,000	(6)		$74.05	7/10/2016
		8,000	(7)		$46.90	6/4/2017

(1)	All options are to purchase shares of BankAtlantic Bancorp’s Class A Common Stock.

(2)	Vested on March 4, 2007.

(3)	Vested on March 31, 2008.

(4)	Vests on July 6, 2009.

(5)	Vests on July 12, 2010.

(6)	Vests on July 11, 2011.

(7)	Vests on June 5, 2012.

The following table sets forth certain information regarding equity-based awards of Woodbridge held by Messrs. Levan and Abdo as of December 31, 2008. Mr. Grelle does not currently hold, and as of December 31, 2008 did not hold, any equity-based awards of Woodbridge.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options	Options(1)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options	Price	Date

Alan B. Levan		12,000	(2)	N/A	$100.75	1/2/2014
		8,000	(3)		160.65	7/22/2015
		12,000	(4)		65.30	7/24/2016
		12,000	(5)		45.80	6/18/2017

John E. Abdo		18,000	(2)	N/A	100.75	1/2/2014
		12,000	(3)		160.65	7/22/2015
		12,000	(4)		65.30	7/24/2016
		12,000	(5)		45.80	6/18/2017

(1)	All options are to purchase shares of Woodbridge’s Class A Common Stock.

(2)	These options vested on January 2, 2009, but they are included as unexercisable options because they were not exercisable as of December 31, 2008. As a result of their vesting on January 2, 2009, these options are currently exercisable.

(3)	Vests on July 22, 2010.

(4)	Vests on July 24, 2011.

(5)	Vests on June 18, 2012.

PENSION BENEFITS — 2008

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2008 under any BankAtlantic Bancorp plan that provides for payments or other benefits to Messrs. Levan and Abdo at, following, or in connection with, retirement. Mr. Grelle is not entitled to receive any payment or other benefit at, following, or in connection with, retirement under any BankAtlantic Bancorp plan.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$988,376	$0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	449,510	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 20 to BankAtlantic Bancorp’s audited financial statements for the fiscal year ended December 31, 2008 included in BankAtlantic Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009, except that retirement age was assumed to be 65, the normal retirement age as defined in the BankAtlantic Retirement Plan.

BankAtlantic Retirement Plan

Messrs. Levan and Abdo are participants in the BankAtlantic Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, BankAtlantic froze the benefits under the BankAtlantic Retirement Plan. Participants who were employed at December 1, 1998, became fully vested in their benefits under the BankAtlantic Retirement

Plan. While the BankAtlantic Retirement Plan is frozen, there will be no future benefit accruals. The BankAtlantic Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the BankAtlantic Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the BankAtlantic Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation; and (2) the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the BankAtlantic Retirement Plan and adopted a supplemental benefit for certain of its executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Code. This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for BankAtlantic Retirement Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular BankAtlantic Retirement Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Levan will be eligible under the BankAtlantic Retirement Plan as a result of the supplemental benefit at age 65 is 33%. Mr. Abdo is not entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the BankAtlantic Retirement Plan to Mr. Levan, including the BankAtlantic Retirement Plan’s supplemental benefit, fell short of the benefit that Mr. Levan would have received under the BankAtlantic Retirement Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Plan described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which the BankAtlantic Retirement Plan benefits were frozen.

	Estimated Annual Benefits
Average Five Year Compensation	Years of Credited Service at December 31, 1998
at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

BankAtlantic Split-Dollar Plan

BankAtlantic adopted the BankAtlantic Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Levan, whose monthly benefits under the BankAtlantic Retirement Plan were limited by changes to the Code. Under the BankAtlantic Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic has made and will continue to make premium payments for the policy. The policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan’s retirement benefit payable from the BankAtlantic Retirement Plan. Mr. Levan owns the policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2008 premium for the policy that is considered compensation to Mr. Levan is included under “All Other Compensation” in the row entitled “BBX” in the “Summary Compensation Table” above. The BankAtlantic Split-Dollar Plan was not included in the freezing of the BankAtlantic Retirement Plan, and BankAtlantic has continued to make premium payments for the policy since 1998.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. In 2008, each non-employee director of the Company received $100,000 for service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the director elected, provided that no more than $50,000 was payable in cash. The restricted stock and stock options are granted in Class A Stock under the Company’s 2005 Stock Incentive Plan. Restricted stock vests monthly over a 12-month service period and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of a share of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. In addition to compensation for their service on the Board of Directors, the Company pays compensation to directors for their service on the Board’s committees. During 2008, this compensation was comprised of the following. The Chairman of the Audit Committee received an annual cash retainer of $15,000. All other members of the Audit Committee received annual cash retainers of $10,000. The Chairman of the Compensation Committee and the Chairman of the Nominating/Corporate Governance Committee each received an annual cash retainer of $3,500. Other than the Chairmen, members of the Compensation Committee and the Nominating/Corporate Governance Committee were not separately compensated for their service on such committees. For 2008, in the aggregate, the Company paid $200,000 in cash, granted 120,480 shares of restricted Class A Stock and granted non-qualified stock options to purchase 252,150 shares of Class A Stock to its non-employee directors. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors.

DIRECTOR COMPENSATION TABLE — 2008

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2008.

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned	Stock		Non-Equity	Deferred
	or Paid	Awards	Option	Incentive Plan	Compensation	All Other
Name	in Cash($)	(1)(3)($)	Awards (2)(3)($)	Compensation($)	Earnings($)	Compensation($)	Total($)

D. Keith Cobb	60,000	50,000	—	—	—	—	110,000
Oscar Holzmann	65,000	—	50,000	—	—	—	115,000
Neil Sterling	63,500	—	50,000	—	—	—	113,500
Earl Pertnoy	63,500	50,000	—	—	—	—	113,500

(1)	All restricted stock awards are in shares of Class A Stock. The dollar amount represents the compensation recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. There were no forfeitures during 2008. The grant date fair value computed in accordance with FAS 123(R) of the restricted stock awards granted to each of Messrs. Cobb and Pertnoy during 2008 was $50,000.

(2)	All options are to purchase shares of Class A Stock and vested fully as of the date of grant. The dollar amount represents the compensation recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 23 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. There were no forfeitures during 2008. The grant date fair value computed in accordance with FAS 123 (R) of the stock option awards granted to each of Messrs. Holzmann and Sterling during 2008 was $50,000.

(3)	The table below sets forth the aggregate number of stock options and the aggregate number of shares of restricted stock held as of December 31, 2008 by each non-employee director of the Company during the year ended December 31, 2008:

Name	Restricted Stock(a)	Stock Options(b)

D. Keith Cobb	25,100	6,250
Oscar Holzmann	—	171,513
Neil Sterling	—	171,513
Earl Pertnoy	25,100	34,330	(c)

(a)	All restricted stock awards are in shares of Class A Stock.

(b)	Represents options to purchase shares of Class A Stock or Class B Stock as follows: D. Keith Cobb — 6,250 shares of Class B Stock; Oscar Holzmann — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock; Neil Sterling — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock; and Earl Pertnoy — 34,330 shares of Class B Stock.

(c)	Represents options held by Pertnoy Parent Limited Partnership. Mr. Pertnoy was the President of Pertnoy Parent, Inc., the General Partner of Pertnoy Parent Limited Partnership.

2) PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

Description of the Amendment

The proposed amendment (referred to within this section as the “Amendment”), if approved, would amend Articles IV and V of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A Stock from 70,000,000 shares to 100,000,000 shares. The Amendment has no impact on the relative rights, powers and limitations of the Class A Stock and Class B Stock or on the number of authorized shares of Class B Stock. Neither holders of Class A Stock or Class B Stock have preemptive rights to acquire or subscribe for any of the additional shares of Class A Stock authorized by the Amendment. The form of the Amendment is attached to this Proxy Statement as Appendix A.

Reasons for the Amendment

The Company’s Amended and Restated Articles of Incorporation presently authorize the issuance of a total of 70,000,000 shares of Class A Stock and 20,000,000 shares of Class B Stock. As of April 2, 2009, the Company had issued and outstanding 38,254,389 shares of Class A Stock. In addition, as of April 2, 2009, the Company had issued and outstanding 6,875,104 shares of Class B Stock, each of which is convertible at any time on a share-for-share basis into Class A Stock, subject to certain limited exceptions with respect to the shares of Class B Stock held by Mr. Abdo, and an aggregate of 1,797,960 shares of Class A Stock were reserved for issuance upon the exercise of outstanding stock options.

The Board of Directors approved the Amendment in order to give the Company the flexibility to consider potential future actions which involve the issuance of shares of Class A Stock, including public or private stock offerings, acquisitions, stock-based compensation, stock dividends or distributions or other corporate purposes which may be identified in the future by the Board of Directors.

Although the Company has and will continue to evaluate the advisability of stock offerings and other future actions involving the issuance of the Company’s securities in the future, the Company currently has no agreements with respect to the issuance of any shares of Class A Stock or Class B Stock. Subject to certain limited exceptions, shareholder approval will not be required prior to the issuance of shares of Class A Stock and, unless shareholder approval is required by applicable law, rule or regulation, the Company does not anticipate seeking the approval of its shareholders in connection with any such future issuances.

Possible Anti-Takeover Effects of the Amendment

The increase in the number of authorized shares of Class A Stock contemplated by the Amendment is not intended to have an anti-takeover effect. However, the issuance of shares of Class A Stock, which, as described above, has relatively less voting power than the Company’s Class B Stock, whether in connection with a public offering, an acquisition or a stock dividend, could have the effect of enabling existing management and shareholders, including Messrs. Levan and Abdo and entities controlled by them, to retain substantially their current relative voting power without the dilution which would be experienced if additional shares of Class B Stock were issued. Future issuances of Class A Stock would have the effect of diluting the voting rights of existing holders of such stock and could have the effect of diluting earnings per share and book value per share of all existing shareholders. Further, in the event that a stock dividend payable in shares of Class A Stock was declared on the Company’s Class B Stock, the recipient could dispose of shares of Class A Stock without significantly affecting its voting power. The Amendment will allow the existing holders of Class B Stock, including Messrs. Levan and Abdo and entities controlled by them, to continue to exercise voting control over the Company even if the Company were to raise additional capital through the issuance of shares of Class A Stock and, as described above, the Amendment will result in the authorization of additional shares of Class A Stock which may be issued without shareholder approval. As a consequence, the Amendment may further limit the circumstances in which a sale or transfer of control of the Company could be consummated which was not acceptable to management, including Messrs. Levan or Abdo. However, it should be noted that a sale, contested merger, assumption of control by an outside principal shareholder or the removal of incumbent directors would at the present time be impossible without the concurrence of Messrs. Levan and Abdo, given their collective ownership position in the Company.

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws also presently contain other provisions which could have anti-takeover effects. These provisions include, without limitation: (i) the higher relative voting power of the Class B Stock as compared to the Class A Stock; (ii) the division of the Board of Directors into three classes of directors with three-year staggered terms; (iii) the authority of the Board of Directors to issue additional shares of preferred stock, and to fix the relative rights and preferences of the preferred stock, without additional shareholder approval; and (iv) certain notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors.

The Company is also subject to the Florida Business Corporation Act, including provisions related to “control share acquisitions” and “affiliated transactions.” The control share acquisition statute generally provides that shares acquired within specified voting ranges (shares representing in excess of 20%, 33% and 50% of the Company’s outstanding voting power) will not possess voting rights unless the acquisition of the shares is approved by the Company’s Board of Directors before acquisition of the shares or the voting rights associated with the shares are approved by a majority vote of the Company’s disinterested shareholders following the acquisition of the shares. Subject to exceptions for certain transactions based on pricing or approval by a majority of disinterested directors, the affiliated transaction statute generally requires the approval of the holders of shares representing 66 2/3% of the Company’s outstanding voting power, other than the shares owned by an interested shareholder, to effectuate certain transactions involving the Company and an interested shareholder or an affiliate of an interested shareholder, including, among others, a merger, sale of assets or issuance of shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

3) PROPOSAL TO AMEND THE COMPANY’S 2005 STOCK INCENTIVE PLAN

Background

In 2005, the Company’s Board of Directors and the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan (referred to within this section as the “Plan”), which provides for the issuance of awards of restricted Class A Stock and for the grant of options to purchase shares of Class A Stock. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional long term incentives to employees of the Company and its subsidiaries as well as to other individuals who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company’s business. The Plan currently limits the total number of shares of Class A Stock available for grant under the Plan to 3,000,000 shares. The Plan also currently limits the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to “covered employees” (as defined in Section 162(m) of the Code) of the Company to 300,000 shares and 1,500,000 shares, respectively, and provides that no person shall be granted options under the Plan in any calendar year covering, in the aggregate, more than 100,000 shares. As of April 2, 2009, 2,015,804 shares of Class A Stock remained available for grant under the Plan.

Description of Proposed Amendment

In light of, among other factors, the current economic environment and the trading price of the Company’s Class A Stock, the Board of Directors has determined that the current number of shares available for grant under the Plan, both in the aggregate and to eligible individuals during any calendar year, does not afford the flexibility needed to provide competitive equity-based incentive compensation opportunities to employees of the Company. The Board of Directors believes that the ability to grant equity-based incentive compensation awards promotes the retention and recruiting of key employees and enhances the relationship between employee performance and the creation of shareholder value. Therefore, and based upon the recommendation of the Compensation Committee, the Board of Directors has approved an amendment to the Plan (referred to within this section as the “Plan Amendment”) which would increase the aggregate number of shares available for grant under the Plan to 6,000,000 shares as well as increase the number of shares of restricted stock and the number of shares underlying stock options which may be granted during any calendar year to covered employees of the Company and the number of shares underlying options which may be granted to any person under the Plan during any calendar year to the full amount of shares available for grant under the Plan. As a result of the Plan Amendment, the committee responsible for administering the Plan will also have the discretion to substitute new awards for previously granted awards which have less favorable terms, including the discretion to re-price stock options, or substitute new stock options for previously granted stock options which have higher exercise prices.

The Plan also sets forth a list of performance goals which must be attained as a condition of an award recipient’s retention of shares underlying performance-based restricted stock awards and provides that no performance-based restricted stock awards may be granted after March 7, 2010 unless such performance goals are re-approved by the Company’s shareholders. Shareholder approval of the Plan Amendment will constitute shareholder re-approval of the performance goals under the Plan such that, for the remaining term of the Plan, performance-based restricted stock awards may be granted without any further shareholder approval. See “Performance-Based Restricted Stock Awards” below as well as Section 8.3 of the Plan attached to this Proxy Statement as Appendix B for a discussion of the performance goals under the Plan.

Description of the Plan

Other than as described above, the terms and conditions of the Plan, which were approved by the Company’s shareholders at the Company’s 2005 annual meeting of shareholders, will remain unchanged and are summarized below.

Types of Awards.  The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock.

Administration.  The Plan is administered by an administrative committee which may consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee. The Compensation Committee currently serves as the administrative committee for the Plan.

Stock Subject to the Stock Incentive Plan.  The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the Plan. Any shares subject to stock awards or option grants under the Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full are available for further grant under the Plan.

Eligibility.  The administrative committee selects the people who will receive stock option grants and restricted stock awards under the Plan. Any employee or director of the Company or of any of the Company’s subsidiaries, and any independent contractor or agent of the Company, may be selected to receive restricted stock awards and stock option grants. As of April 2, 2009, five directors and approximately 36 employees of the Company were eligible to be selected to receive stock options and restricted stock awards under the Plan.

Restricted Stock Awards.  The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals under the Plan. The administrative committee determines at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Class A Stock subject to the award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee exercises all voting and tender rights relating to such shares in its discretion and holds and accumulates any dividends or distributions on such shares for distribution at the same time and terms as the shares. However, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

Vesting.  All restricted stock awards are subject to a vesting schedule specified by the administrative committee at the time the award is made. If the administrative committee does not specify a vesting schedule, the award vests on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability are deemed vested. All other awards that are unvested at termination of employment are forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

Performance-Based Restricted Stock Awards.  At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, the administrative committee establishes, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) are based on one or more of the following:

•	earnings per share;

•	net income;

•	EBITDA;

•	return on equity;

•	return on assets;

•	core earnings;

•	stock price;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals; and

•	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or results of individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made.

The administrative committee determines in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee certifies that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards are forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award is distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Terms and Conditions of Stock Option Grants.  The administrative committee sets the terms and conditions of the stock options that it grants. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of Class A Stock on the date it grants the stock option.

The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the Plan. Unless otherwise designated by the administrative committee, options granted are exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee’s discretion.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Class A Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon death of the option holder.

Mergers and Reorganizations.  The number of shares available under the Plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

Termination or Amendment.  The Board of Directors has the authority to suspend or terminate the Plan in whole or in part at any time by giving written notice to the administrative committee. The Board of Directors also has the authority to amend or revise the plan in whole or part at any time, subject to shareholder approval of such revision or amendment if shareholder approval is required by applicable law, rule or regulation. No amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipient or the Company’s shareholders.

Term of Plan.  Unless terminated sooner, the Plan will expire on March 7, 2015.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock options that may be granted under the Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards.  Stock awards granted under the Plan do not result in federal income tax consequences to either the Company or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient is generally required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company is generally allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts are also included in the ordinary income of the recipient. The Company is generally allowed to claim a deduction for compensation expense for this amount as well.

In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options.  Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise does not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability, or three months after termination of employment for other reasons, are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

Deduction Limits.  The Code places an annual limit of $1 million each on the tax deduction that the Company may claim in any fiscal year for the compensation of its chief executive officer and any other executive officers named in the summary compensation table for that fiscal year included in the Company’s annual proxy statement. There is an exception to this limit for “qualified performance-based compensation.” The Company designed the Plan with the intention that stock options and performance-based restricted stock awards granted under the Plan constitute qualified performance-based compensation. As a result, the Company does not believe that the $1 million limit will impair its ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the Plan. The $1 million limit would apply to future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant.

Future Plan Benefits

Restricted stock awards and option grants under the Plan are discretionary, and the administrative committee has not yet determined to whom and in what amount future awards will be made. As a result, no information is provided concerning future benefits to be delivered under the Plan to any individual or group of individuals.

The foregoing descriptions of the Plan Amendment and the Plan are qualified in their entirety by reference to the full text of the Plan, as proposed to be amended by the Plan Amendment, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table lists all securities authorized for issuance and outstanding under the Company’s equity compensation plans at December 31, 2008:

Number of Securities
Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options	Options	(Excluding Outstanding
Plan Category	Warrants or Rights	Warrants or Rights	Options)

Equity compensation plans approved by security holders	1,797,960	$4.57	2,015,804
Equity compensation plans not approved by security holders	—	—	—

Total	1,797,960	$4.57	2,015,804

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee held seven meetings during 2008. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with the Company’s independent auditor for 2008, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits and met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and PwC prior to the filing of the Company’s Annual Report on Form 10-K with the SEC on March 31, 2009. At its meeting on April  , 2009, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2009.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditor audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditor.

The Audit Committee discussed with PwC the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Members of the Audit Committee:

Oscar Holzmann, Chairman
D. Keith Cobb
Neil Sterling

FEES TO INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2008 AND 2007

PwC served as the independent registered certified public accounting firm for the Company, BankAtlantic Bancorp and Woodbridge for 2008 and 2007. The following table presents, for each of these companies, fees for professional services rendered by PwC for the audit of each company’s annual financial statements for fiscal 2008 and 2007 and fees billed for audit-related services, tax services and all other services rendered by PwC for each of these companies for fiscal 2008 and 2007.

	2008		2007
	(In thousands)

BFC Financial Corporation
Audit fees	407	(1)	500	(1)
Audit — related fees	—		—
Tax fees	—		—
All other fees	—		216	(2)
BankAtlantic Bancorp
Audit fees	1,675	(1)	1,659	(1)
Audit — related fees	77	(3)	42	(3)
Tax fees	—		—
All other fees	—		—
Woodbridge
Audit fees	600	(1)	1,197	(1)
Audit — related fees	—		—
Tax fees	—		—
All other fees	—		—

(1)	Includes primarily fees for services related to each company’s respective annual financial statement audits, the 2008 and 2007 audits of effectiveness of internal control over financial reporting and the review of quarterly financial statements filed in each company’s Quarterly Reports on Form 10-Q. The Company’s fiscal 2007 amount also includes fees related to the merger of I.R.E RAG with and into the Company and the amendments to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007. Woodbridge’s fiscal 2007 amount also includes fees related to services performed by PwC with respect to Woodbridge’s 2007 rights offering, the amendments to Woodbridge’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 and the November 9, 2007 bankruptcy filing of Levitt and Sons and substantially all of its subsidiaries.

(2)	Principally related to the preparation and filing of the Registration Statement on Form S-3 and Amendment No. 1 thereto, in each case related to the Company’s 2007 underwritten public offering of 11,500,000 shares of Class A Stock.

(3)	Represents fees related to audits of BankAtlantic Bancorp’s employee benefit plans and, for 2008, fees related to BankAtlantic Bancorp’s Shelf Registration Statement on Form S-3, filed with the SEC during April 2008, which registered up to $100 million of BankAtlantic Bancorp’s securities.

All audit-related services and other services were pre-approved by the audit committee of the respective company, which concluded that the provision of such services by PwC was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions. Under the charter of the Company’s Audit Committee, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

The Audit Committee has determined that the provision of the services described above (including those services other than audit services) are compatible with maintaining the principal independent registered certified public accounting firm’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 2, 2009, certain information as to the Company’s Class A Stock and Class B Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors as of April 2, 2009 and (iii) the Company’s directors and executive officers as of April 2, 2009 as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Stock or Class B Stock as of April 2, 2009. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 2, 2009. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Stock	Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock

Florida Partners Corporation	(1,2,4,5)	1,270,302	133,314	3.7%	1.9%
I.R.E. Properties, Inc.	(1,2,4,5)	4,662,927	561,017	13.5%	8.2%
Levan Enterprises, Ltd.	(1,2,4,5)	1,298,749	146,865	3.8%	2.1%
Alan B. Levan	(1,2,3,4,5,6,7)	11,437	2,312,485	5.7%	32.6%
John E. Abdo	(1,2,3,4,6,7)	3,356,771	3,180,047	15.8%	44.9%
John K. Grelle	(2)	—	—	0.0%	0.0%
D. Keith Cobb	(1,2,3)	97,656	6,250	*	*
Oscar Holzmann	(1,2,3)	164,361	20,290	*	*
Neil Sterling	(1,2,3)	164,361	20,290	*	*
GoldenTree Asset Management LP	(8)	4,800,000	—	12.5%	0.0%
Dr. Herbert A. Wertheim	(1,9)	3,968,157	416,448	10.4%	6.1%
SC Fundamental Value Fund L.P.	(10)	3,720,461	—	9.7%	0.0%
All directors and executive officers of the Company as of April 2, 2009 as a group (7 persons)	(1,3,4,5,6,7)	11,026,564	6,387,580	38.7%	86.9%

*	Less than one percent of class.

(1)	Class B Stock is convertible on a share-for-share basis at any time at the beneficial owner’s discretion. However, see footnote 6 below regarding restrictions on Mr. Abdo’s right to convert his shares of Class B Stock into shares of Class A Stock. The number of shares of Class B Stock held by each beneficial owner is not separately included in the “Class A Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Stock held by each beneficial owner.

(2)	Mailing address is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

(3)	Includes shares that may be acquired within 60 days after April 2, 2009 pursuant to the exercise of stock options to purchase Class A Stock or Class B Stock as follows: Alan B. Levan — 210,579 shares of Class B Stock; John E. Abdo — 210,579 shares of Class B Stock; D. Keith Cobb — 6,250 shares of Class B Stock; Oscar Holzmann — 164,361 shares of Class A Stock and 20,290 shares of Class B Stock; Neil Sterling — 164,361 shares of Class A Stock and 20,290 shares of Class B Stock; and Maria Scheker — 7,022 shares of Class B Stock.

(4)	The Company may be deemed to be controlled by Messrs. Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Stock and Class B Stock, including shares that may be acquired pursuant to the exercise of stock options (as set forth in footnote 3 above), representing 73.8% of the total voting power of the Company.

(5)	I.R.E. Properties, Inc. is 100% owned by Levan Enterprises, Ltd., and Levan Enterprises, Ltd. may be deemed to be the controlling shareholder of Florida Partners Corporation. Levan Enterprises, Ltd. is a limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Mr. Levan. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of the Company’s Class A Stock and Class B Stock owned by each of such entities. In addition to Mr. Levan’s personal holdings of the Company’s Class A Stock and Class B Stock, Mr. Levan may be deemed to be the beneficial owner of 11,437 shares of Class A Stock and 1,200 shares of Class B Stock held of record by his wife. Excluding shares of Class B Stock beneficially owned by Mr. Levan (which are convertible at any time in Mr. Levan’s discretion on a share-for-share basis into Class A Stock), Mr. Levan may be deemed to beneficially own, in the aggregate, 7,243,415 shares, or 18.9%, of the Company’s Class A Stock. Mr. Levan may also be deemed to beneficially own, in the aggregate, 3,153,681 shares, or 44.5%, of the Company’s Class B Stock. Collectively, these shares represent approximately 37.9% of the total voting power of the Company.

(6)	Messrs. Levan and Abdo have agreed to vote their shares of Class B Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. Additionally, Mr. Abdo has agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of Class B Stock into shares of Class A Stock.

(7)	Includes beneficial ownership of shares subject to plans adopted under Rule 10b5-1 of the Exchange Act as follows: Mr. Levan — 71,250 shares of Class B Stock; and Mr. Abdo — 75,000 shares of Class A Stock.

(8)	Based on the Schedule 13G/A filed with the SEC on February 6, 2009, a group consisting of GoldenTree Asset Management LP and certain of its affiliates have shared voting and dispositive power over all such shares. The mailing address of GoldenTree Asset Management LP and each of the other group members is 300 Park Avenue, 21st Floor, New York, New York 10022.

(9)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage or control, directly or indirectly, the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(10)	Based on the Schedule 13G/A filed with the SEC on February 13, 2009, a group consisting of SC Fundamental Value Fund L.P. and certain of its affiliates have shared voting and dispositive power over all such shares. The mailing address of SC Fundamental Value Fund, L.P. and each of the other group members (other than SC Fundamental Value BVI, Ltd.) is 747 Third Avenue, 27th Floor, New York, New York 10017. The mailing address of SC Fundamental Value BVI, Ltd. is c/o MadisonGrey Fund Services (Cayman) Ltd., Ground Floor, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 19, 2009

This Proxy Statement (including the accompanying form of proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2008 are available at          .

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2008. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you or the record holder of your shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, Attn: Marianela Patterson.

Advance Notice Procedures.  Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders — that is, with respect to the annual meeting of shareholders to be held during 2010, between January 19 and February 18, 2010. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2010 annual meeting of shareholders.

Shareholder Proposals for the 2010 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2010 annual meeting of shareholders may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, by December   , 2009.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, BankAtlantic Bancorp and/or Woodbridge, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board

April   , 2009

Appendix A

FORM OF ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BFC FINANCIAL CORPORATION

The Amended and Restated Articles of Incorporation, as amended, of BFC FINANCIAL CORPORATION, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, and such amendments are set forth as follows:

1. The first sentence of the second paragraph of Article IV is hereby deleted in its entirety and replaced with the following:

“Special Class A Common Stock: The Corporation is authorized to issue 100,000,000 shares of Special Class A Common Stock at a par value of $.01 per share.”

2. The first two paragraphs of Section 6 of Article V are hereby deleted in their entirety and replaced with the following:

“1. Designation and Amount. The shares of such series shall be designated “Class A Common Stock” (the “Class A Common Stock”) and the number of shares constituting such series shall be 100,000,000.”

Appendix B

BFC FINANCIAL CORPORATION
2005 STOCK INCENTIVE PLAN

1. PURPOSES. The purposes of this BFC Financial Corporation 2005 Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options,” at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

(b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

(c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(h) “Company” shall mean BFC Financial Corporation, a Florida corporation, and its successors and assigns.

(i) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

(j) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

(k) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

(o) “Incentive Stock Option” shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

(q) “Option” shall mean a stock option granted pursuant to the Plan.

(r) “Optioned Stock” shall mean the Class A Common Stock subject to an Option.

(s) “Optionee” shall mean the recipient of an Option.

(t) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

(v) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

(w) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

(x) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

(y) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 8.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

(aa) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

(bb) “Share” shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 9 of the Plan.

(cc) “Stock Option Agreement” shall mean the written option agreements described in Section 14 of the Plan.

(dd) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Transferee” shall mean a “transferee” of the Optionee as defined in Section 7.4 of the Plan.

3. STOCK. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is 6,000,000 Shares. During any calendar year, individuals who are Covered Employees may not be issued in the aggregate Shares covered by Restricted Stock Awards or Options in excess of the full amount of Shares available for grant under the Plan. If an Option or Restricted Stock Award should expire or become unexercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than the full amount of Shares available for grant under the Plan. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.

4. ADMINISTRATION.

(a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices (for example, a “re-pricing”), providing that any such substitution would not result in penalties imposed by Section 409A of the Code; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent or Subsidiary’s right to terminate his employment or his provision of services at any time.

6. TERM OF PLAN. The Plan shall continue in effect ten (10) years from the date of its adoption by the Board of Directors, unless sooner terminated under Section 11 of the Plan.

7. STOCK OPTIONS.

7.1 Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2 Exercise Price and Consideration.

(a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i) In the case of an Incentive Stock Option which is

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b) Certain Corporate Transactions. In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

(c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3 Exercise Of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee. Subject to this Section 7.3(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such Employee’s right to have such Employee’s Options treated as Incentive Stock Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee’s Options shall thereafter be treated as Nonqualified Options for all purposes.

(c) Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three (3) months or such other period of time not exceeding twelve (12) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee:

(i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

7.4 Transferability Of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8. RESTRICTED STOCK AWARDS.

8.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award; and

(v) the vesting date for the Restricted Stock Award.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BFC Financial Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BFC Financial Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of BFC Financial Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2 Vesting Date.

(a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) EBITDA;

(iv) return on equity;

(v) return on assets;

(vi) core earnings;

(vii) stock price;

(viii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

(ix) except in the case of a Covered Employee, any other performance criteria established by the Committee; or

(x) any combination of (i) through (ix) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

(i) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4 Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5 Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

8.6 Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

8.7 Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

8.8 Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.

11. AMENDMENT AND TERMINATION OF THE PLAN.

11.1 Committee Action; Shareholders’ Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.

11.2 Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders, Optionees or Award Recipients.

12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

14. STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.

15. Intentionally omitted.

16. OTHER PROVISIONS. The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.

17. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

19. WITHHOLDINGS; TAX MATTERS.

19.1 The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

19.2 If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BFC Financial Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the BFC Financial Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of BFC Financial Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

22. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

23. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

Form of Proxy
Class A Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 19, 2009
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned on April 2, 2009 at the Annual Meeting of Shareholders to be held on May 19, 2009 and at any adjournment or postponement thereof.
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

Comments:

(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION 2100 W. CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309	MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access “www. voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of one director for a term of three years.

NOMINEE: 3-YEAR TERM:
  D. Keith Cobb

[ ]       FOR NOMINEE

[ ]       WITHHOLD AUTHORITY
           FOR NOMINEE

2. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Class A Common Stock from 70,000,000 shares to 100,000,000 shares.

[ ]       FOR

[ ]       AGAINST

[ ]       ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

3. The approval of an amendment to the Company’s 2005 Stock Incentive Plan.

[ ]       FOR

[ ]       AGAINST

[ ]       ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [ ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy
Class B Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 19, 2009
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned on April 2, 2009 at the Annual Meeting of Shareholders to be held on May 19, 2009 and at any adjournment or postponement thereof.
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

Comments:

(Continued and to be signed on the reverse side)

BFC FINANCIAL CORPORATION 2100 W. CYPRESS CREEK ROAD FT. LAUDERDALE, FL 33309	MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access “www. voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of one director for a term of three years.

NOMINEE: 3-YEAR TERM:
   D. Keith Cobb

[ ]       FOR NOMINEE

[ ]       WITHHOLD AUTHORITY
           FOR NOMINEE

2. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of the Company’s Class A Common Stock from 70,000,000 shares to 100,000,000 shares.

[ ]       FOR

[ ]       AGAINST

[ ]       ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

3. The approval of an amendment to the Company’s 2005 Stock Incentive Plan.

[ ]       FOR

[ ]       AGAINST

[ ]       ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR”THE ELECTION OF THE DIRECTOR NAMED IN PROPOSAL 1 AND “FOR”PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [ ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.